Exhibit 99.1

Snap Inc. Announces Third Quarter 2022 Financial Results

Daily Active Users increased 19% year-over-year to 363 million

Revenue increased 6% year-over-year to $1,128 million

Operating cash flow was $56 million and Free Cash Flow was $18 million

SANTA MONICA, Calif. – October 20, 2022 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter ended September 30, 2022.

"This quarter we took action to further focus our business on our three strategic priorities: growing our community and deepening their engagement with our products, reaccelerating and diversifying our revenue growth, and investing in augmented reality," said Evan Spiegel, CEO. "The growth of our community to 363 million daily active users, an increase of 19% year-over-year, continues to expand our long-term opportunity as we navigate this volatile macroeconomic environment."

Snap Inc. also announced today its board of directors has authorized a stock repurchase program of up to $500 million of its Class A common stock. Repurchases of the Class A common stock may be made on a discretionary basis from time to time, either through open market transactions (including through Rule 10b5-1 trading plans) or through privately negotiated transactions in accordance with applicable securities laws. The timing and actual number of shares repurchased will depend on a variety of factors, including stock price, trading volume, market and economic conditions, and other general business considerations. Repurchases under the program have been authorized for the next 12 months but the program may be modified, suspended, or terminated at any time.

The goal of the program is to utilize the company’s strong balance sheet to opportunistically offset a portion of the dilution related to the issuance of restricted stock units to employees as part of the overall compensation program designed to foster an ownership culture.

Repurchases under this program will be funded from existing cash and cash equivalents. As of September 30, 2022, Snap had $4.4 billion in cash, cash equivalents, and marketable securities.

Q3 2022 Financial Summary

•	Revenue increased 6% to $1,128 million, compared to the prior year.
•	Net loss was $360 million, including restructuring charges of $155 million, compared to $72 million in the prior year.
•	Adjusted EBITDA was $73 million, compared to $174 million in the prior year.
•	Operating cash flow was $56 million, compared to $72 million in the prior year.
•	Free Cash Flow was $18 million, compared to $52 million in the prior year.

	Three Months Ended September 30,		Percent	Nine Months Ended September 30,		Percent
	2022	2021	Change	2022	2021	Change
(Unaudited)	(in thousands, except per share amounts)
Revenue	$1,128,476	$1,067,471	6%	$3,302,112	$2,819,163	17%
Operating loss	$(435,242)	$(180,824)	(141)%	$(1,107,709)	$(676,942)	(64)%
Net loss	$(359,502)	$(71,959)	(400)%	$(1,141,193)	$(510,505)	(124)%
Adjusted EBITDA(1)	$72,640	$174,199	(58)%	$144,298	$289,893	(50)%
Net cash provided by (used in) operating activities	$55,945	$71,552	(22)%	$59,323	$107,352	(45)%
Free Cash Flow(2)	$18,109	$51,716	(65)%	$(23,058)	$62,042	(137)%
Diluted net loss per share attributable to common stockholders	$(0.22)	$(0.05)	(347)%	$(0.70)	$(0.33)	(113)%
Non-GAAP diluted net income (loss) per share(3)	$0.08	$0.17	(52)%	$0.04	$0.27	(86)%
Common shares outstanding plus shares underlying stock-based awards	1,700,640	1,697,879	0%	1,700,640	1,697,879	0%

(1)

See page 11 for reconciliation of net loss to Adjusted EBITDA. In the third quarter of 2022, we initiated a strategic reprioritization plan, which included a reduction of our global employee headcount by approximately 20%. Restructuring charges in the third quarter of 2022 were $154.6 million, composed primarily of severance and related charges, stock-based compensation expense, lease exit and related charges, impairment charges, and contract termination charges.

(2)	See page 11 for reconciliation of net cash provided by (used in) operating activities to Free Cash Flow.
(3)	See page 12 for reconciliation of diluted net loss per share to non-GAAP diluted net income (loss) per share.

Q3 2022 Summary & Key Highlights

We grew and deepened our engagement with our community:

•	DAUs were 363 million in Q3 2022, an increase of 57 million, or 19% year-over-year.
•	DAUs increased sequentially and year-over-year in each of North America, Europe, and Rest of World.
•	Total time spent watching Spotlight content grew 55% year-over-year.
•	Daily average time spent for Snapchatters 35 and older watching Shows and publisher content increased by more than 40% year-over-year.
•	We expanded Snapchat for Web, making it available to our entire community to stay connected with friends and family when they’re at their computers.
•	We introduced Snapchat’s Family Center, a new tool to help parents gain insight into who their teens are chatting with on Snapchat while protecting their privacy.
•	We introduced our new Lock Screen Widget, available now with iOS16, which makes conversations with friends accessible with one tap from the lock screen.
•

We launched Snapchat Sounds Creator Fund, providing monthly grants designed to recognize emerging, independent artists for the critical role they play in driving video creations, inspiring internet trends, and defining cultural moments.

•

We announced the inaugural class of our Black Creator Accelerator, our first accelerator program designed to support and spotlight emerging Black creators on their journey to make content creation a full-time career.

We are focused on expanding and diversifying our revenue growth:

•	Snapchat+, our subscription service for exclusive, experimental, and pre-release features, reached over 1.5 million paying subscribers in Q3 and is now offered in over 170 countries.
•	We joined Walmart Connect as an Innovation Partner, enabling advertisers to reach our large and engaged audience through our video and augmented reality ad formats.
•

Clothing retailer American Eagle, leveraged catalog-powered Shopping Lenses that allowed Snapchatters to engage with and even purchase individual items in augmented reality, driving more than 11 million impressions with an average playtime of nearly 30 seconds.

•

Furniture retailer Skeidar developed a Lens where Snapchatters could explore different types of outdoor garden furniture in AR, resulting in an increase of +21 points in brand favorability and +14 points in action intent, which in turn drove a 14x increase in return on ad spend.

•

We continued investing in Dynamic Ads for Commerce and Travel, focusing on catalog onboarding experience improvements, machine learning improvements in ranking and delivery, and ad format updates that improve outcomes for advertisers.

•

We continued investments in ranking and optimization to deliver measurable business outcomes to advertisers. We rolled out more than 15 new machine learning models, which improved performance, pricing, and conversion rate of App and Web-related bidding goals.

•

We improved Snap Pixel performance and Conversions API (CAPI) coverage and the quality of server-to-server integrations by collaborating closely with customers and starting a program focused on our enterprise clients.

•

We launched the capability to execute 2-layered Lift tests, which enables advertisers to measure aggregate ROI while simultaneously running A/B testing. We also improved in-app survey sample collection, which enables brand advertisers to more confidently measure the returns of their brand campaigns.

•

We invested in our cross-border solutions which enable global advertisers to improve the personalization of ads for Snapchatters through multi-language ad sets and new first party location targeting options.

We invested in our augmented reality platform:

•	We unveiled several new features and capabilities in our latest Lens Studio release, including Spatial Persistence, Two Hands Tracking, Voice ML’s Question Answering Service, and Face Occlusion.
•

We made significant strides in the expansion and testing of our AR creation suite, and we have now onboarded over 15 new beta partners who are already designing Shopping Lenses created with our AR Image technology.

•

To kick off the LA Rams season, we partnered with the LA Rams and SoFi Stadium to bring Snapchat Lenses to arena screens through a unique Camera Kit integration that applies AR experiences within the venue and broadcast environments, in 4K and real time.

•

In celebration of Vogue’s 130th anniversary, we collaborated on several custom-built AR experiences for Snapchat x Vogue World in New York, leveraging our latest Snap AR technology, including sky segmentation and surface tracking, to heighten the realism of the effects.

•	To celebrate HBO’s premiere of House of the Dragon, we worked with Lens Creators around the world to build custom Landmarkers that brought the show’s dragons off the TV and into the sky.
•

We partnered with the German government to raise awareness about the climate crisis and the overwhelming amount of plastic waste produced each year by launching two new AR Lenses that help give the Snapchat community a voice on this important topic.

Financial Guidance

Given uncertainties related to the operating environment, we are not providing our expectations for revenue or adjusted EBITDA for the fourth quarter of 2022.

Conference Call Information

Snap Inc. will host a conference call to discuss the results at 2:30 p.m. Pacific / 5:30 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.

Snap Inc. uses its websites (including snap.com and investor.snap.com) as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.

Definitions

Free Cash Flow is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment.

Common shares outstanding plus shares underlying stock-based awards includes common shares outstanding, restricted stock units, restricted stock awards, and outstanding stock options.

Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense, other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other non-cash or non-recurring items impacting net income (loss) from time to time.

A Daily Active User (DAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during a defined 24-hour period. We calculate average DAUs for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter.

Average revenue per user (ARPU) is defined as quarterly revenue divided by the average DAUs.

A Monthly Active User (MAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during the 30-day period ending on the calendar month-end. We calculate average Monthly Active Users for a particular quarter by calculating the average of the MAUs as of each calendar month-end in that quarter.

Note: For adjustments and additional information regarding the non-GAAP financial measures and other items discussed, please see “Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Supplemental Financial Information and Business Metrics.”

About Snap Inc.

Snap Inc. is a camera company. We believe that reinventing the camera represents our greatest opportunity to improve the way people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together. For more information, visit snap.com.

Contact

Investors and Analysts:

ir@snap.com

Press:

press@snap.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, our stock repurchase program, future stock dividends, business strategy and plans, user growth and engagement, product initiatives, objectives of management for future operations, and advertiser and partner offerings, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends, including our financial outlook, geo-political conflicts, and the COVID-19 pandemic, that we believe may continue to affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our ability to attain and sustain profitability; our ability to generate and sustain positive cash flow; our ability to attract and retain users, publishers, and advertisers; competition and new market entrants; managing our international expansion and our growth and future expenses; compliance with new laws, regulations, and executive actions; our ability to maintain, protect, and enhance our intellectual property; our ability to succeed in existing and new market segments; our ability to attract and retain qualified and key personnel; our ability to repay outstanding debt; future acquisitions, divestitures, or investments; and the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, and war or other armed conflict, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent periodic report filed with the U.S. Securities and Exchange Commission, or SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in Snap Inc.’s periodic report that will be filed with the SEC for the period covered by this press release and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, including future developments related to geo-political conflicts, the COVID-19 pandemic, and macroeconomic conditions, except as required by law.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss); excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other non-cash or non-recurring items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.

We use the non-GAAP financial measure of non-GAAP net income (loss), which is defined as net income (loss); excluding amortization of intangible assets; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; certain other non-cash or non-recurring items impacting net income (loss) from time to time; and related income tax adjustments. Non-GAAP net income (loss) and weighted average diluted shares are then used to calculate non-GAAP diluted net income (loss) per share. Similar to Adjusted EBITDA, we believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses we exclude in the measure.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

SNAP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities
Net loss	$(359,502)	$(71,959)	$(1,141,193)	$(510,505)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	36,291	32,510	153,682	84,278
Stock-based compensation	342,959	300,898	937,213	794,571
Amortization of debt issuance costs	1,835	1,109	5,028	3,301
Losses (gains) on debt and equity securities, net	(75,778)	(121,007)	15,559	(223,527)
Induced conversion expense related to convertible notes	—	4,536	—	41,538
Other	12,133	(732)	16,337	4,019
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	17,410	(132,908)	62,436	(178,044)
Prepaid expenses and other current assets	7,044	(4,191)	(32,114)	(15,562)
Operating lease right-of-use assets	17,922	11,470	53,205	35,217
Other assets	(5,095)	(4,204)	(12,633)	(5,440)
Accounts payable	9,381	11,084	60,442	17,430
Accrued expenses and other current liabilities	60,036	56,687	(17,184)	89,726
Operating lease liabilities	(12,116)	(13,911)	(46,431)	(35,265)
Other liabilities	3,425	2,170	4,976	5,615
Net cash provided by (used in) operating activities	55,945	71,552	59,323	107,352
Cash flows from investing activities
Purchases of property and equipment	(37,836)	(19,836)	(82,381)	(45,310)
Purchases of strategic investments	(6,000)	(735)	(12,350)	(33,510)
Sales of strategic investments	—	—	63,276	36,435
Cash paid for acquisitions, net of cash acquired	(19,650)	(37,375)	(31,658)	(176,591)
Purchases of marketable securities	(821,830)	(609,176)	(2,732,266)	(1,896,766)
Sales of marketable securities	39,158	19,999	51,917	367,555
Maturities of marketable securities	923,871	492,921	1,820,442	2,006,744
Other	(12,648)	(1,000)	(18,141)	(1,335)
Net cash provided by (used in) investing activities	65,065	(155,202)	(941,161)	257,222
Cash flows from financing activities
Proceeds from issuance of convertible notes, net of issuance costs	—	—	1,483,500	1,137,227
Purchase of capped calls	—	—	(177,000)	(86,825)
Proceeds from the exercise of stock options	217	4,045	3,871	11,755
Payments of debt issuance costs	—	—	(3,006)	—
Repurchases of Class A non-voting common stock	(500,513)	—	(500,513)	—
Net cash provided by (used in) financing activities	(500,296)	4,045	806,852	1,062,157
Change in cash, cash equivalents, and restricted cash	(379,286)	(79,605)	(74,986)	1,426,731
Cash, cash equivalents, and restricted cash, beginning of period	2,299,023	2,052,879	1,994,723	546,543
Cash, cash equivalents, and restricted cash, end of period	$1,919,737	$1,973,274	$1,919,737	$1,973,274
Supplemental disclosures
Cash paid for income taxes, net	$1,482	$1,940	$8,966	$16,228
Cash paid for interest	$4,186	$3,508	$8,191	$10,249

SNAP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$1,128,476	$1,067,471	$3,302,112	$2,819,163
Costs and expenses:
Cost of revenue	466,757	443,473	1,334,031	1,301,095
Research and development	564,258	412,021	1,524,858	1,131,272
Sales and marketing	270,336	217,526	823,596	547,536
General and administrative	262,367	175,275	727,336	516,202
Total costs and expenses	1,563,718	1,248,295	4,409,821	3,496,105
Operating loss	(435,242)	(180,824)	(1,107,709)	(676,942)
Interest income	18,445	1,257	29,899	3,645
Interest expense	(5,425)	(4,031)	(16,147)	(13,626)
Other income (expense), net	71,961	112,631	(22,486)	176,971
Loss before income taxes	(350,261)	(70,967)	(1,116,443)	(509,952)
Income tax benefit (expense)	(9,241)	(992)	(24,750)	(553)
Net loss	$(359,502)	$(71,959)	$(1,141,193)	$(510,505)
Net loss per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$(0.22)	$(0.05)	$(0.70)	$(0.33)
Diluted	$(0.22)	$(0.05)	$(0.70)	$(0.33)
Weighted average shares used in computation of net loss per share:
Basic	1,608,523	1,580,966	1,619,885	1,543,568
Diluted	1,608,523	1,580,966	1,619,885	1,543,568

SNAP INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	September 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$1,918,845	$1,993,809
Marketable securities	2,510,107	1,699,076
Accounts receivable, net of allowance	992,747	1,068,873
Prepaid expenses and other current assets	115,973	92,244
Total current assets	5,537,672	4,854,002
Property and equipment, net	240,752	202,644
Operating lease right-of-use assets	383,037	322,252
Intangible assets, net	229,128	277,654
Goodwill	1,632,796	1,588,452
Other assets	261,809	291,302
Total assets	$8,285,194	$7,536,306
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$188,605	$125,282
Operating lease liabilities	57,913	52,396
Accrued expenses and other current liabilities	893,414	674,108
Total current liabilities	1,139,932	851,786
Convertible senior notes, net	3,740,804	2,253,087
Operating lease liabilities, noncurrent	384,495	325,509
Other liabilities	119,701	315,756
Total liabilities	5,384,932	3,746,138
Commitments and contingencies
Stockholders’ equity
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 1,402,916 shares issued, 1,351,604 shares outstanding at September 30, 2022, and 3,000,000 shares authorized, 1,364,887 shares issued and outstanding at December 31, 2021.	14	14
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 22,638 shares issued and outstanding at September 30, 2022, and 700,000 shares authorized, 22,769 shares issued and outstanding at December 31, 2021.	—	—
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 231,627 shares issued and outstanding at September 30, 2022, and 260,888 shares authorized, 231,627 shares issued and outstanding at December 31, 2021.	2	2
Treasury stock, at cost. 51,312 shares of Class A non-voting common stock at September 30, 2022.	(500,513)	—
Additional paid-in capital	12,859,689	12,069,097
Accumulated deficit	(9,425,659)	(8,284,466)
Accumulated other comprehensive income (loss)	(33,271)	5,521
Total stockholders’ equity	2,900,262	3,790,168
Total liabilities and stockholders’ equity	$8,285,194	$7,536,306

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Free Cash Flow reconciliation:
Net cash provided by (used in) operating activities	$55,945	$71,552	$59,323	$107,352
Less:
Purchases of property and equipment	(37,836)	(19,836)	(82,381)	(45,310)
Free Cash Flow	$18,109	$51,716	$(23,058)	$62,042

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Adjusted EBITDA reconciliation:
Net loss	$(359,502)	$(71,959)	$(1,141,193)	$(510,505)
Add (deduct):
Interest income	(18,445)	(1,257)	(29,899)	(3,645)
Interest expense	5,425	4,031	16,147	13,626
Other (income) expense, net	(71,961)	(112,631)	22,486	(176,971)
Income tax (benefit) expense	9,241	992	24,750	553
Depreciation and amortization	34,068	32,510	151,459	84,278
Stock-based compensation expense	312,690	300,898	906,944	794,571
Payroll and other tax expense related to stock-based compensation	6,561	21,615	39,041	87,986
Restructuring charges (1)	154,563	—	154,563	—
Adjusted EBITDA	$72,640	$174,199	$144,298	$289,893

(1)

Restructuring charges in the third quarter of 2022 were composed primarily of severance and related charges of $91.1 million, stock-based compensation expense, lease exit and related charges, impairment charges, and contract termination charges. These charges are non-recurring and not reflective of underlying trends in our business.

Total depreciation and amortization expense by function:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Depreciation and amortization expense: (1)
Cost of revenue	$5,548	$4,876	$16,121	$14,879
Research and development	23,722	17,321	68,207	42,715
Sales and marketing	4,586	6,306	61,039	14,654
General and administrative	2,435	4,007	8,315	12,030
Total	$36,291	$32,510	$153,682	$84,278

(1)	Depreciation and amortization expense for the three and nine months ended September 30, 2022 includes restructuring charges.

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)

(in thousands, except per share amounts, unaudited)

Total stock-based compensation expense by function:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Stock-based compensation expense: (1)
Cost of revenue	$2,745	$9,132	$8,040	$14,635
Research and development	246,783	198,893	651,299	537,177
Sales and marketing	43,098	51,675	133,746	118,250
General and administrative	50,333	41,198	144,128	124,509
Total	$342,959	$300,898	$937,213	$794,571

(1)	Stock-based compensation expense for the three and nine months ended September 30, 2022 includes restructuring charges.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Non-GAAP net income (loss) reconciliation:
Net loss	$(359,502)	$(71,959)	$(1,141,193)	$(510,505)
Amortization of intangible assets	18,701	18,148	105,340	42,956
Stock-based compensation expense	312,690	300,898	906,944	794,571
Payroll and other tax expense related to stock-based compensation	6,561	21,615	39,041	87,986
Restructuring charges	154,563	—	154,563	—
Income tax adjustments	(954)	(208)	(1,519)	182
Non-GAAP net income (loss)	$132,059	$268,494	$63,176	$415,190

Weighted-average common shares - Diluted	1,608,523	1,580,966	1,619,885	1,543,568

Non-GAAP diluted net income (loss) per share reconciliation:
Diluted net loss per share	$(0.22)	$(0.05)	$(0.70)	$(0.33)
Non-GAAP adjustment to net loss	0.30	0.22	0.74	0.60
Non-GAAP diluted net income (loss) per share	$0.08	$0.17	$0.04	$0.27

SNAP INC.

SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS

(dollars and shares in thousands, except per user amounts, unaudited)

	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022
Cash Flows and Shares
Net cash provided by (used in) operating activities	$(101,086)	$71,552	$185,528	$127,459	$(124,081)	$55,945
Net cash provided by (used in) operating activities - YoY (year-over-year)	(52)%	231%	453%	(7)%	23%	(22)%
Net cash provided by (used in) operating activities - TTM (trailing twelve months)	$(71,573)	$54,807	$292,880	$283,453	$260,458	$244,851
Purchases of property and equipment	$(14,623)	$(19,836)	$(24,565)	$(21,175)	$(23,370)	$(37,836)
Purchases of property and equipment - YoY	(7)%	35%	49%	95%	60%	91%
Purchases of property and equipment - TTM	$(56,648)	$(61,757)	$(69,875)	$(80,199)	$(88,946)	$(106,946)
Free Cash Flow	$(115,709)	$51,716	$160,963	$106,284	$(147,451)	$18,109
Free Cash Flow - YoY	(41)%	174%	333%	(16)%	27%	(65)%
Free Cash Flow - TTM	$(128,221)	$(6,950)	$223,005	$203,254	$171,512	$137,905
Common shares outstanding	1,576,744	1,605,153	1,619,283	1,632,563	1,644,974	1,605,868
Common shares outstanding - YoY	8%	8%	8%	7%	4%	0%
Shares underlying stock-based awards	104,516	92,726	82,814	75,066	92,105	94,772
Shares underlying stock-based awards - YoY	(31)%	(33)%	(34)%	(32)%	(12)%	2%
Total common shares outstanding plus shares underlying stock-based awards	1,681,260	1,697,879	1,702,097	1,707,629	1,737,079	1,700,640
Total common shares outstanding plus shares underlying stock-based awards - YoY	4%	5%	4%	5%	3%	0%

Results of Operations
Revenue	$982,108	$1,067,471	$1,297,885	$1,062,727	$1,110,909	$1,128,476
Revenue - YoY	116%	57%	42%	38%	13%	6%
Revenue - TTM	$3,341,682	$3,730,485	$4,117,048	$4,410,191	$4,538,992	$4,599,997
Revenue by region(1)
North America	$701,735	$786,917	$932,077	$758,261	$785,681	$811,602
North America - YoY	129%	60%	41%	37%	12%	3%
North America - TTM	$2,406,798	$2,700,787	$2,973,701	$3,178,990	$3,262,936	$3,287,621
Europe	$152,268	$153,121	$208,912	$162,132	$170,097	$161,396
Europe - YoY	94%	49%	48%	43%	12%	5%
Europe - TTM	$509,975	$560,616	$627,920	$676,433	$694,262	$702,537
Rest of World	$128,105	$127,433	$156,896	$142,334	$155,131	$155,478
Rest of World - YoY	86%	53%	42%	38%	21%	22%
Rest of World - TTM	$424,909	$469,082	$515,427	$554,768	$581,794	$609,839
Operating loss	$(192,512)	$(180,824)	$(25,127)	$(271,527)	$(400,940)	$(435,242)
Operating loss - YoY	38%	(8)%	74%	11%	(108)%	(141)%
Operating loss - Margin	(20)%	(17)%	(2)%	(26)%	(36)%	(39)%
Operating loss - TTM	$(761,218)	$(774,178)	$(702,069)	$(669,990)	$(878,418)	$(1,132,836)
Net income (loss)	$(151,664)	$(71,959)	$22,550	$(359,624)	$(422,067)	$(359,502)
Net income (loss) - YoY	53%	64%	120%	(25)%	(178)%	(400)%
Net income (loss) - TTM	$(751,498)	$(623,604)	$(487,955)	$(560,697)	$(831,100)	$(1,118,643)
Adjusted EBITDA	$117,403	$174,199	$326,793	$64,468	$7,190	$72,640
Adjusted EBITDA - YoY	223%	209%	97%	3872%	(94)%	(58)%
Adjusted EBITDA - Margin(2)	12%	16%	25%	6%	1%	6%
Adjusted EBITDA - TTM	$337,664	$455,502	$616,686	$682,863	$572,650	$471,091

(1)

Total revenue for geographic reporting is apportioned to each region based on our determination of the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity. This allocation is consistent with how we determine ARPU.

(2)	We define Adjusted EBITDA margin as Adjusted EBITDA divided by GAAP revenue.

SNAP INC.

SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS (continued)

(dollars and shares in thousands, except per user amounts, unaudited)

	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022
Other
DAU (in millions)	293	306	319	332	347	363
DAU - YoY	23%	23%	20%	18%	18%	19%
DAU by region (in millions)
North America	95	96	97	98	99	100
North America - YoY	6%	7%	6%	5%	4%	4%
Europe	78	80	82	84	86	88
Europe - YoY	10%	11%	11%	10%	10%	11%
Rest of World	120	130	140	150	162	175
Rest of World - YoY	55%	49%	41%	36%	35%	34%
ARPU	$3.35	$3.49	$4.06	$3.20	$3.20	$3.11
ARPU - YoY	76%	28%	18%	17%	(4)%	(11)%
ARPU by region
North America	$7.37	$8.20	$9.58	$7.77	$7.93	$8.13
North America - YoY	116%	49%	33%	31%	8%	(1)%
Europe	$1.95	$1.92	$2.54	$1.93	$1.98	$1.83
Europe - YoY	76%	34%	33%	30%	2%	(5)%
Rest of World	$1.07	$0.98	$1.12	$0.95	$0.96	$0.89
Rest of World - YoY	20%	3%	1%	2%	(11)%	(9)%
Employees (full-time; excludes part-time, contractors, and temporary personnel)	4,667	5,190	5,661	6,131	6,446	5,706
Employees - YoY	31%	40%	47%	52%	38%	10%

Depreciation and amortization expense
Cost of revenue	$4,727	$4,876	$4,832	$5,512	$5,061	$5,548
Research and development	14,358	17,321	19,444	22,123	22,362	23,722
Sales and marketing	5,162	6,306	7,118	7,392	49,061	4,586
General and administrative	4,023	4,007	3,469	3,073	2,807	2,435
Total	$28,270	$32,510	$34,863	$38,100	$79,291	$36,291
Depreciation and amortization expense - YoY	35%	49%	53%	62%	180%	12%

Stock-based compensation expense
Cost of revenue	$2,847	$9,132	$2,586	$2,446	$2,849	$2,745
Research and development	174,491	198,893	202,953	182,866	221,650	246,783
Sales and marketing	37,491	51,675	45,991	42,071	48,577	43,098
General and administrative	41,771	41,198	46,034	48,061	45,734	50,333
Total	$256,600	$300,898	$297,564	$275,444	$318,810	$342,959
Stock-based compensation expense - YoY	38%	57%	35%	16%	24%	14%